Exhibit 99.5 Patterson-UTI Energy & NexTier Oilfield Solutions Merger of Equals Town Hall June 15, 2023

Agenda Welcome 1 Why NexTier? 2 Patterson-UTI & NexTier Combination 3 Next Steps 4 222

Who We Are Today

Leading Provider of Critical Path Services — ~50% of E&P Total Well Spend Includes Services Provided by Patterson-UTI

Headquarters
Houston

Employees (Jan. 2023)
6,500

Drilling Services
35% of total shale well cost[1]

184 rigs in U.S., incl. 172 super-spec rigs[2], 120 of which are Tier-1, Super-Spec

8 rigs in Colombia

45+ years drilling expertise


Colombia

WARRIOR · Superior QC · PATTERSON-UTI · MS Directional · great plains · CURRENT POWER · UNIVERSAL

Completions Services
60% of total shale well cost[1]



great plains · WARRIOR · Superior QC · UNIVERSAL

PATTERSON-UTI | NEXTIER

1. Estimated well cost data provided by Rystad Energy
2. A super-spec rig is defined as at least a 1,500 horsepower, AC-powered rig that has at least a 750,000-pound hookload, a 7,500-psi circulating system, and is pad-capable. A Tier-1, super-spec rig is defined as a super-spec rig that also has a third mud pump and raised drawworks that allow for more clearance underneath the rig floor.

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Operations Across the Most Active U.S. Basins 172 3.3 Million Super-Spec Drilling Rigs Hydraulic Horsepower Leading Provider Nearly 2/3 Drilling & Completions Services Dual Fuel Capable Frac Fleets Using Low Carbon Fuel Sources Colombia PTEN Drilling PTEN Drilling and Pressure Pumping NexTier 4

Unlocking Value and Enhancing Efficiency Through Data Analytics Patterson-UTI’s portal for the real time collection, The NexHub Digital Center is a cutting edge platform aggregation, analysis, and visualization of data that enables highly efficient field operations and from drilling rigs and frac spreads enhances corporate returns • Connects rigs and frac spreads through a digital • Equipment health management: Predictive analytics to lower interface to PTEN engineers and customers maintenance spend and extend asset life • Allows for custom performance applications and • Digital Engineering: 24/7 technical support reduces advanced algorithms when combined on drilling rigs downtime and drives consistency of service delivery ® with PTEN’s CORTEX KEY edge server • Power Solutions: Maximize fuel cost savings through remote • Advanced algorithmic monitoring of PTEN’s drilling rig control of CNG equipment and fuel delivery ® fleet with near real time alerts using the REX system • Logistics Control Tower: Optimize truck movements for all of US Land Best-in-Class Operational and Technology Portfolio and Data Analytics to Maximize Well Performance 5

Sustainability Leadership Position in Low Carbon Solutions

50%+

combined company fleet dual fuel capable



Combined Company Will Lead the Industry in Next Generation Equipment

Sustainability leadership position in low-carbon emissions utilizing natural gas as a primary fuel

Engine control automation across business, EcoCell™ lithium battery hybrid technology and high-line power on drilling operations

Dual fuel can lower annual fuel costs by more than $10 million per fleet[1]

NexTier has deployed its first electric frac fleet in 2023

Natural gas lowers CO2 emissions by 30% compared to diesel[2]

Additional natural gas-powered fleets would be replacements as the combined company will continue the strategy to upgrade diesel powered assets, responsibly, over time, to maximize the return on investment

Patterson-UTI has been successfully testing remote engine automation for reduced fuel usage

PATTERSON-UTI | NEXTIER

Sources: [1]NEX Internal Estimates, [2]U.S. Energy Information Administration

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Combined Company Focused on Human Capital Management Shared commitment to investing in and developing employees to create employer of choice in the energy industry Promoting diversity and Commitment to safety inclusion initiatives Formalized leadership Focus on recruitment in training local communities we operate in Performance management and development programs 7

What Comes Next? ‘NexTier Patterson-UTI Completions’ Energy Combined Company Well Completions Combined Company Name Post-Close Business Name Q4 2023 Houston Expected Time to Close (subject to Combined Company HQ shareholder & regulatory approvals) Andy Hendricks Business as Usual Combined Company CEO 888

Principal Goal of Integration Bringing together the best of both organizations Keep business continuity and commercial success of both Patterson-UTI and NexTier running seamlessly and ensure a smooth experience and exceptional services for our customers… delivering on our commitment of accelerated profitable growth 99

Cautionary Statement Regarding Forward-Looking Statements This presentation contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect Patterson-UTI's and NexTier’s current beliefs, expectations or intentions regarding future events. Words such as anticipate, believe, budgeted, continue, could, estimate, expect, intend, may, plan, predict, potential, project, pursue, should, strategy, target, or will, and similar expressions are intended to identify such forward-looking statements. The statements in this presentation that are not historical statements, including statements regarding Patterson-UTI's and NexTier’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond Patterson-UTI's and NexTier’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. The statements include, without limitation, projections as to the anticipated benefits of the proposed transaction, the impact of the proposed transaction on Patterson-UTI’s and NexTier’s business and future financial and operating results, the amount and timing of synergies from the proposed transaction, the combined company’s projected revenues, adjusted EBITDA and cash flow, accretion, business and employee opportunities, capital return policy, and the closing date for the proposed transaction, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond Patterson-UTI’s and NexTier’s control. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in the press release announcing the transaction and otherwise from time to time in Patterson-UTI's or NexTier’s SEC filings, both of which are available through the Securities and Exchange Commission’s (the “SEC”) Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov, or with respect to Patterson-UTI’s SEC filings, Patterson-UTI's website at http://www.patenergy.com, or with respect to NexTier’s SEC filings, NexTier’s website at https://nextierofs.com. Patterson-UTI and NexTier undertake no obligation to publicly update or revise any forward-looking statement. Important Additional Information Regarding the Merger of Equals Will Be Filed With the SEC In connection with the proposed transaction, Patterson-UTI intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Patterson-UTI and NexTier that also constitutes a prospectus of Patterson-UTI. Each of Patterson-UTI and NexTier also plan to file other relevant documents with the SEC regarding the proposed transaction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. Any definitive joint proxy statement/prospectus (if and when available) will be mailed to shareholders of Patterson-UTI and NexTier. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain free copies of these documents (if and when available) and other documents containing important information about Patterson-UTI and NexTier once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Patterson-UTI will be available free of charge on Patterson-UTI’s website at http://www.patenergy.com or by contacting Patterson-UTI’s Investor Relations Department by phone at (281) 765-7170. Copies of the documents filed with the SEC by NexTier will be available free of charge on NexTier’s website at https://nextierofs.com or by contacting NexTier’s Investor Relations Department by phone at (346) 242-0519. Participants in the Solicitation Patterson-UTI, NexTier and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Patterson-UTI is set forth in its proxy statement for its 2023 annual meeting of shareholders, which was filed with the SEC on April 11, 2023, and Patterson-UTI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 13, 2023. Information about the directors and executive officers of NexTier is set forth in its proxy statement for its 2023 annual meeting of shareholders, which was filed with the SEC on April 28, 2023, and NexTier’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 16, 2023. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Patterson-UTI or NexTier using the sources indicated above. No Offer or Solicitation This document is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction. 10